EXHIBIT 5.1

DENVER

BOULDER

COLORADO SPRINGS

LONDON

MUNICH

SALT LAKE CITY

SAN FRANCISCO

August 28, 2003

M.D.C. Holdings, Inc.
3600 S. Yosemite Street, Suite 900
Denver, Colorado 80237

Re: M.D.C. Holdings, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on August 11, 2003, as amended on the date hereof. The Registration Statement covers the offering and issuance from time to time by the Company of up to $750,000,000 aggregate offering price of the following: (i) one or more series of its debt securities (the “Debt Securities”), including guaranties thereof by the co-registrants named in the Registration Statement, (ii) shares of its Preferred Stock, par value $.01 per share (the “Preferred Stock”), or (iii) shares of its Common Stock, par value $.01 per share (the “Common Stock”).

     All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

     In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

1700 Lincoln Street, Suite 4100 Denver, Colorado 80203-4541 tel 303.861.7000 fax 303.866.0200

M.D.C. Holdings, Inc.
August 28, 2003

     In connection with this opinion, we have examined the following documents:

     (1)  The Certificate of Incorporation of the Company, as amended to date;

     (2)  The Bylaws of the Company, as amended to date;

     (3)  The Form of Senior Indenture (and form of notes) incorporated by reference as an exhibit to the Registration Statement;

     (4)  The Form of Senior Subordinated Indenture (and form of notes) incorporated by reference as an exhibit to the Registration Statement;

     (5)  The Form of Junior Subordinated Indenture (and form of notes) incorporated by reference as an exhibit to the Registration Statement;

     (6)  Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

     (7)  Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

     On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indentures (as defined below) and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

     1.     When (a) the Debt Securities in substantially the form contained in (as appropriate) the Form of Senior Indenture, the Form of Senior Subordinated Indenture or the Form of Junior Subordinated Indenture (as amended or supplemented in accordance with the respective terms thereof, each

M.D.C. Holdings, Inc.
August 28, 2003

an “Indenture”) shall have been authorized, executed and authenticated in accordance with the terms of the applicable Indenture, (b) the Indentures shall have been qualified under the Trust Indenture Act of 1939, duly executed and delivered and (c) the Debt Securities shall have been issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to any such Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

     2.     When the Preferred Stock shall have been authorized, issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable series of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

     3.     When the Common Stock shall have been authorized, issued and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

     The opinions expressed herein are limited to the laws of the States of Colorado and New York, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) and the federal laws of the United States of America.

M.D.C. Holdings, Inc.
August 28, 2003

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

     The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP